UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2017
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 11, 2017, the following proposals were approved by the stockholders of Nu Skin Enterprises, Inc. (the "Company") at the Company's 2017 Annual Meeting of Stockholders:

•	Election of nine directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal;

•	Advisory approval of the Company's executive compensation; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

In addition, a majority of the shares that were voted at the meeting voted to conduct future stockholder advisory votes on the Company's executive compensation annually.
The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
Election of Directors
Nevin N. Andersen	40,387,603	244,271	17,767	4,653,879
Daniel W. Campbell	32,569,795	7,832,175	247,672	4,653,878
Andrew D. Lipman	29,859,028	10,772,601	18,011	4,653,880
Steven J. Lund	40,480,434	152,095	17,114	4,653,877
Neil H. Offen	29,728,889	10,903,445	17,307	4,653,879
Thomas R. Pisano	32,275,057	8,126,790	247,795	4,653,878
Zheqing (Simon) Shen	40,347,365	55,480	246,794	4,653,881
Ritch N. Wood	40,545,269	87,116	17,200	4,653,935
Edwina D. Woodbury	40,150,410	253,372	245,861	4,653,877

Advisory Vote to Approve the Company's Executive Compensation	20,689,574	19,935,106	24,963	4,653,877

Ratification of PricewaterhouseCoopers LLP	44,545,991	746,218	11,311	—

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Company's Executive Compensation	36,754,790	2,194,385	272,132	1,428,321	4,653,892

In light of these results, the Company intends to continue holding stockholder advisory votes on its executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
 Chief Financial Officer

Date:  May 12, 2017